Exhibit 10.3

Approved as to Legal Form #1799383.7

SUBLEASE

BETWEEN

ORACLE AMERICA, INC.

AND

NEUROGESX, INC.

999 Baker Way, San Mateo, California

Second (2nd) Floor

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of May 14, 2012 (the “Effective Date”), by and between ORACLE AMERICA, INC., a Delaware corporation (“Sublandlord”) and NEUROGESX, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Pursuant to that certain Lease dated as of July 1, 2009 (the “Original Master Lease”), as the same has been amended by that certain First Amendment dated as of February 8, 2011 (the “First Amendment”) (the Original Master Lease, as so amended, being referred to herein as the “Master Lease”), CA-San Mateo Baycenter Limited Partnership (“Landlord”), as Landlord, leases to Sublandlord (successor in interest to Rightnow Technologies, Inc.), as tenant, certain space (the “Master Lease Premises”) consisting of 18,185 rentable square feet located on the second (2nd) floor (13,510 rentable square feet, hereinafter, the “Second Floor Space”) and the fourth (4th) floor (4,670 rentable square feet, hereinafter the “Fourth Floor Space”) in the Building located at 999 Baker Way in the city of San Mateo, California (the “Building”).

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately 13,510 rentable square feet located on the second (2nd) floor of the Building (i.e., all of the Second Floor Space), said space being more particularly identified and described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (and hereinafter referred to as the “Subleased Premises”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

2. Term.

(a) Generally. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (x) July 1, 2012 and (y) the date that Sublandlord delivers possession of the Subleased Premises to Subtenant in the condition required hereunder, and (z) the date upon which Sublandlord procures Landlord’s consent to this Sublease as described in Section 24 below (the “Consent”, and the date upon which Sublandlord procures the Consent being the “Consent Date”) and end on March 15, 2015 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto.

(b) Early Access.

(1) From and after the Effective Date, Subtenant and Subtenant’s representatives shall have the right to enter the Subleased Premises upon reasonable

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advance notice and accompanied by a representative of Sublandlord for the sole purpose of visually inspecting the Subleased Premises. Such access shall occur during regular business hours and shall be coordinated with Sublandlord and subject to such reasonable limitations, rules and regulations as Sublandlord may impose from time to time. Subtenant shall be liable for any damages to the Subleased Premises or the Building arising out of Subtenant’s access in accordance with this provision.

(2) Subtenant and Subtenant’s representatives shall have the right to enter the Subleased Premises from and after the later to occur of (i) the earlier of (x) June 15, 2012 or (y) the date the current tenant vacates the Subleased Premises and Sublandlord notifies Subtenant that the Subleased Premises is available, (ii) the Consent Date, and (iii) the date upon which subtenant delivers to Landlord (A) the pre-paid Base Rent required pursuant to Section 3.1(a) below, (B) the Security Deposit and (C) evidence of Subtenant’s procurement of all insurance coverage required hereunder (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the “Early Access Date”) for the sole purposes of installation of Subtenant’s personal property and equipment, furniture, fixtures and voice and data cabling, all subject to the terms, conditions and requirements of the Master Lease. All of the rights and obligations of the parties under this Sublease (other than Subtenant’s obligation to pay Base Rent, but expressly including without limitation Subtenant’s obligation to pay excess utility charges, carry insurance, and indemnification obligations shall commence upon the Early Access Date; Subtenant shall be liable for any damages to the Subleased Premises or the Building caused by Subtenant’s activities in the Subleased Premises and/or the Building from and after the Early Access Date. Subtenant shall coordinate such entry with Sublandlord, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease.

3. Rent.

3.1 Rent Payments.

(a) Generally. Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Months of Term	Rate Per Rentable Square Foot Per Month	Monthly Base Rent
1 - 12*	$2.50	$33,775.00	**
13 - 24	$2.58	$34,855.80
25 - Expiration Date	$2.65	$35,801.50

*	If the Commencement Date is not the first (1st) day of a calendar month, then “Month 1” for the purposes of the above-referenced schedule, shall include the fractional calendar month following the Commencement Date and the next-succeeding calendar month. In such event, on or before the Commencement Date, Tenant shall pay to Landlord Base Rent for the partial calendar month in which the Commencement Date occurs.
**	Subject to abatement pursuant to the provisions of Section 3.1(b) below.

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Base Rent shall be paid on the first day of each month of the Term, except that Subtenant shall pay one (1) month’s Base Rent to Sublandlord upon execution and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied to the first (1st) month’s Base Rent due and payable hereunder following the Abatement Period (defined below). Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:

1001 Sunset Boulevard

Rocklin, CA 95765

Attn: Lease Administration

or to such other persons or at such other places as Sublandlord may designate in writing.

(b) Abatement. Notwithstanding anything in Section 3.1(a) above to the contrary, so long as Subtenant is not in default beyond applicable notice and cure periods under this Sublease, Subtenant shall be entitled to an abatement of Base Rent for the first (1st) full calendar month of the Term (the “Abatement Period”) in the amount of $33,775.00. The total amount of Base Rent abated during the Abatement Period is referred to herein as the “Abated Rent”. If Subtenant is in default hereunder at any time during the Term, then (i) if such default occurs prior to the expiration of the Abatement Period and Subtenant fails to timely cure the same, there will be no further Abatement of Base Rent pursuant to this Section 3.1(b) and (ii) at Sublandlord’s option, all then-unamortized Abated Rent (assuming amortization of all Abated Rent on a straight-line basis over the Term) shall become due and payable ten (10) days after the expiration of any applicable cure period. The payment by Subtenant of the Abated Rent in the event of a default shall not limit or affect any of Sublandlord’s other rights, pursuant to this Sublease or at law or in equity. During the Abatement Period, only Base Rent shall be abated, and all other costs and charges specified in this Sublease shall remain as due and payable pursuant to the provisions of this Sublease.

3.2 Operating Costs.

(a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(1) “Additional Rent” shall mean the sums payable pursuant to Section 3.2(b) below.

(2) “Base Operating Costs” shall mean Operating Costs payable by Sublandlord to Landlord for the Master Lease Premises during the Base Year.

(3) “Base Year” shall mean the calendar year 2012.

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(4) “Operating Costs” shall mean the aggregate of Expense Excess and Tax Excess (as said terms are defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

(5) “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(6) “Subtenant’s Percentage Share” shall mean 74.29%.

(b) Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3.1 above, from and after the expiration of the Base Year, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay Subtenant’s Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then current calendar year exceed Base Operating Costs. Sublandlord shall give Subtenant written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable with respect to the Subleased Premises pursuant to this Section 3.2(b) for each calendar year after the Base Year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3.2(b) shall be determined and adjusted in accordance with the provisions of Section 3.2(c) below.

(c) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(1) Delivery of Estimate; Payment. Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Section 3.2(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

(2) Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice set forth in Subsection 3.2(c)(1) is not given on or before December of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

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(d) Year End Reconciliation. Following the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3.2 above for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Landlord. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended (including deductions from the Security Deposit made by Sublandlord pursuant to the 5th sentence of Section 4 below), Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease has expired or is about to expire, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

(e) Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3.2(d), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.

4. Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $101,325.00 (the “Security Deposit”). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten (10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant’s failure to do so shall be a material breach of this Sublease. If Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) following the expiration of the Term, and after Subtenant has vacated the Subleased Premises; in addition to any other deductions Sublandlord is entitled to make pursuant to the terms hereof, Sublandlord shall have the right to make a good faith estimate of any unreconciled Operating Costs as of the date of expiration and, following 30 days prior written notice to Subtenant, to deduct any anticipated shortfall from the Security Deposit. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit. Sublandlord shall not be required to keep the Security Deposit separate from its other accounts. Subtenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the

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payment of Rent, to repair damage caused by Subtenant, or to clean the Subleased Premises. Sublandlord and Subtenant agree that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any loss or damage caused by any breach or violation of the terms of this Sublease by Subtenant.

5. Use and Occupancy.

5.1 Use. The Subleased Premises shall be used and occupied only for general office use, and for no other use or purpose without Sublandlord’s prior written consent which may be predicated upon receipt of Landlord’s prior written consent.

5.2 Compliance with Master Lease.

(a) By Subtenant. Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder as a result of any such violation or default. Subtenant will indemnify, defend protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord to the extent arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).

(b) By Sublandlord. Sublandlord agrees that it will perform its obligations under the Master Lease during the Term and will not amend or modify the Master Lease in any way or take any action under the Master Lease which would increase Subtenant’s obligations hereunder (other than in a de minimus way, such as requiring Subtenant to send notices to an additional address, etc.) or materially adversely affect Subtenant’s rights hereunder. Without limitation, Sublandlord agrees that it will not terminate the Master Lease without the prior written consent of Subtenant, except as Sublandlord may be entitled to terminate the Master Lease in the event of casualty or condemnation. Sublandlord represents to Subtenant that the Master Lease is in full force and effect and Sublandlord has neither given nor received a notice of default under the Master Lease. Except as expressly set forth herein, Subject to the provisions of Section 10.4 of the Original Master Lease as incorporated herein by reference by Section 6.2 below and to the provisions of clause (b) of Section 12 below, Sublandlord shall indemnify, defend, protect and hold harmless Subtenant harmless from, all damages, liabilities, losses, claims, attorneys’ fees, costs and expenses arising from the negligence or willful misconduct of Sublandlord or its agents or contractors or a breach of Sublandlord’s obligations under this Sublease or the Master Lease.

5.3 Landlord’s Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord

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thereunder, Subtenant acknowledges and agrees (without otherwise limiting Sublandlord’s express obligations hereunder) that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and, no failure to furnish, or interruption of, any such services or facilities shall give rise to (i) any liability on the part of Sublandlord, or (ii) except to the extent that Sublandlord is entitled to an abatement of Monthly Rent pursuant to the provisions of Section 6.3 of the Original Master Lease as described in Section 6.4(a) of this Sublease below, any abatement, diminution or reduction of Subtenant’s obligations under this Sublease. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

6. Master Lease and Sublease Terms.

6.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease, to the extent incorporated herein and which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

6.2 Incorporation of Terms of Master Lease. Subject to the provisions of this Article 6, the terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant and wherever in the Master Lease the words “Lease” or “Premises” are used such terms shall be deemed to mean this Sublease and the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

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6.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain.

(d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

6.4 Exclusions. Notwithstanding the terms of Section 6.2 above, the following parts, Sections and Exhibits of the Master Lease shall not be incorporated herein:

(a) Original Master Lease: Article 1, (except Sections 1.2.3, 1.2.4, 1.7, 1.13), Articles 2 (except Section 2.2), 3, 4 (except Section 4.5), Section 6.3 (provided, however, that, if and to the extent Sublandlord is entitled to an abatement of Monthly Rent pursuant to the provisions of Section 6.3 of the Original Master Lease as a result of a Service Interruption which affects the Subleased Premises, then Subtenant shall be entitled to a parallel abatement of Base Rent payable hereunder), Sections 21, 25.1, 25.4, 25.5, 25.6, 25.10, 25.11 (6th sentence only), Exhibit B, Exhibit C, Exhibit F (Sections 3, 4, 5 and 6 only) .

(b) First Amendment: All.

6.5 Modifications. Notwithstanding the terms of Section 6.2 above, the following provisions of the Master Lease are modified as described below for the purpose of their incorporation into this Sublease:

(a) With respect to Article 11 of the Master Lease, if Landlord elects to terminate the Master Lease pursuant to either the second (2nd) or third (3rd) sentences of Article 11 of the Master Lease, or if Sublandlord elects to terminate the Master Lease pursuant to the second (2nd), ninth (9th) or eleventh (11th) sentences of Article 11 of the Master Lease, Sublandlord will promptly notify Subtenant and this Sublease will terminate concurrently with the termination of the Master Lease. If neither Landlord nor Sublandlord elects to terminate the Master Lease, Sublandlord will nonetheless provide Subtenant with a copy of Landlord’s notice of the time necessary to complete Landlord Repairs, Subtenant will have the same right to

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terminate the Sublease as Sublandlord has to terminate the Master Lease as described in the second (2nd), ninth (9th) or eleventh (11th) sentences of Article 11 of the Master Lease as incorporated herein.

7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with all of Sublandlord’s reasonable out-of-pocket costs relating to Subtenant’s request for such consent (not to exceed $2,500.00), regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord’s and Sublandlord’s receipt of all such fees and costs.

8. Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease, to the extent incorporated herein. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (i) in the case of any monetary default, three (3) business days after delivery of written notice and (ii) in the case of any other default, ten (10) calendar days after delivery of written notice (or if such non-monetary default cannot reasonably be cured within such 10-day period, Subtenant shall have such additional time as may be required to complete such cure (but in no event more than forty-five (45) calendar days after delivery of written notice) provided Subtenant diligently commences such cure within such 10-day period and thereafter diligently pursues such cure, in each case to Sublandlord’s reasonable satisfaction.

9. Remedies. In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease, as incorporated herein and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

11. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is

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required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

12. Sublandlord’s Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, except as otherwise provided herein, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s stockholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. As used in this Sublease, the term “Sublandlord” means the holder of the tenant’s interest under the Master Lease and “Sublandlord” means the holder of sublandlord’s interest under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any then existing Security Deposit to the transferee of Sublandlord’s interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto provided that such transferee has assumed in writing all of Sublandlord’s obligations under this Sublease.

13. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees and costs from the other party. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Subtenant or in connection with any other breach of this Sublease by Subtenant, Subtenant agrees to pay Sublandlord reasonable actual attorneys’ fees for such services, irrespective of whether any legal action may be commenced or filed by Sublandlord.

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14. Delivery of Possession.

14.1 Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises broom clean and in their “AS IS” condition, free of Sublandlord’s personal property (except the Furniture), including the second (2nd) floor lobby signage existing as of the Effective Date, and otherwise as the Subleased Premises existed during the Subtenant’s walk-through of the Subleased Premises on or about April 11, 2012. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture (other than the Furniture, defined below), fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term, reasonable wear and tear, casualty, condemnation, Hazardous Materials (other than those released by Subtenant or its agents, invitees, employees and contractors) excepted; Subtenant acknowledges that the foregoing provision requires Subtenant to remove from the Subleased Premises any improvements constructed therein by Subtenant; additionally, at Subtenant’s cost, Subtenant will remove all telecommunications and data cabling installed by or for the benefit of Subtenant.

14.2 Subtenant’s Improvements.

(a) Generally. If Subtenant desires to construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements shall be carried out in accordance with the applicable provisions of the Master Lease. Sublandlord will have the right to reasonably approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work. Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all of the Subtenant Improvements at the expiration or sooner termination of the Term. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad.

(b) Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

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15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to the greater of (i) 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover and (ii) any and all amounts that Sublandlord incurs or may become liable for under the terms of the Master Lease or otherwise as a result of Subtenant’s holdover; Subtenant expressly acknowledges that such damages may include, without limitation, consequential damages and/or all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise.

16. Parking. During the Term Subtenant shall be permitted to use forty five (45) of the unreserved parking spaces allocated to Sublandlord in the Master Lease.

17. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Oracle America, Inc.
c/o Oracle Corporation
1001 Sunset Boulevard
Rocklin, California 95765
Attn:	Lease Administration

with a copy to:

Oracle America, Inc.
c/o Oracle Corporation
500 Oracle Parkway
Box 5OP7
Redwood Shores, California 94065
Attn:	Legal Department

and (ii) if to Subtenant, at the following address:

NeurogesX, Inc.
2215 Bridgepointe Parkway
San Mateo, California 94404
Attn:	Chief Financial Officer

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or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

18. Furniture. Upon the Commencement Date, Subtenant shall be deemed to have purchased from Sublandlord for the sum of $1.00, and Sublandlord shall be deemed to have transferred and conveyed to Subtenant, the modular and office furniture in substantially the same quantity and form as shown on Exhibit A attached hereto (the “Office Furniture”), as well as all equipment and cabling associated therewith (collectively, the “Furniture”). For purposes of documenting the exact quantity of Office Furniture, the parties shall conduct a walk-through on or prior to the Commencement Date and mutually agree upon an inventory of such Office Furniture, which inventory will be attached to this Sublease as Exhibit C. Subtenant shall be deemed to have accepted the Furniture in its then-current “as-is” condition without any representation or warranty of any kind from Sublandlord, including, without limitation, warranty of fitness for a particular purpose (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises); provided, however, Sublandlord represents and warrants as of the Commencement Date that it owns the Furniture free and clear of all liens and encumbrances and has the power and authority to make the transfer described herein. From and after the Commencement Date, Subtenant shall be solely responsible for the proper removal of the Furniture from the Subleased Premises and the Building in accordance with the terms and provisions of the Master Lease.

19. Brokers. Subtenant represents that it has dealt directly with and only with Cornish & Cary NKF (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Colliers International (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

20. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

21. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not

13

be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

22. USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

23. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

24. Landlord Consent. This Sublease and Sublandlord’s and Subtenant’s obligations hereunder are conditioned upon receipt of the Consent. If Sublandlord fails to obtain the Consent within thirty (30) days after execution of this Sublease by Sublandlord, then either party may terminate this Sublease by giving the other written notice thereof on or before the date of procurement of the Consent, in which event Sublandlord shall return to Subtenant the Security Deposit and any prepaid Rent.

25. Sublandlord’s Representations. As an inducement to Subtenant to enter into this Sublease, Sublandlord represents that (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Landlord or Sublandlord and (b) the copy of the Master Lease attached hereto as Exhibit D is a true, correct and complete copy of the Master Lease.

26. Approvals. Whenever this Sublease requires an approval, consent, designation, determination or judgment by either Sublandlord or Subtenant, except as where expressly set forth herein to the contrary, such approval, consent, designation, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the Effective Date.

SUBLANDLORD:	ORACLE AMERICA, INC., a Delaware corporation

By:	/s/ Randall W. Smith
Print Name:	Randall W. Smith
Title:	Vice President, Real Estate & Facilities

SUBTENANT:	NEUROGESX, INC. a Delaware corporation

By:	/s/ Stephen F. Ghiglieri
Print Name:	Stephen F. Ghiglieri
Title:	CFO

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EXHIBIT A

Subleased Premises

[See attached]

1

2

EXHIBIT B

Commencement Agreement

Date

Subtenant	NEUROGESX, INC.
Address

Re:	Commencement Letter with respect to that certain Sublease dated as of , , by and between ORACLE AMERICA, INC., a Delaware corporation, as Sublandlord, and NEUROGESX, INC., a Delaware corporation, as Subtenant, for 13,510 rentable square feet on the second (2nd) floor of the Building located at 999 Baker Way, San Mateo, California.

Dear                     :

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1. The Commencement Date is                     ;

2. The Abatement Period is the period commencing as of             , 201   and expiring as of             , 201  ;

3. The Expiration Date is                     .

4. The inventory of Office Furniture to be attached as Exhibit C to the Sublease is attached to this Commencement Letter.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Sublandlord Authorized Signatory

1

Agreed and Accepted:

Subtenant:	NEUROGESX, INC.

By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:
Date:

2

EXHIBIT C

Furniture

[TO BE ATTACHED TO SUBLEASE ON OR ABOUT THE COMMENCEMENT DATE]

1

EXHIBIT D

Master Lease

[See attached]

1

OFFICE LEASE

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

Between

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP,

a Delaware limited partnership

as Landlord,

and

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation

as Tenant

1

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit B-1 (Space Plan); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit F-1 (Exterior Sign); and Exhibit G (Asbestos Notification).

1 BASIC LEASE INFORMATION

1.1	Date:		July 1, 2009

1.2	Premises.

	1.2.1	“Building”:	999 Baker Way, San Mateo, California, commonly known as San Mateo BayCenter III.

	1.2.2	“Premises”:	Subject to Section 2.1.1, 13,510 rentable square feet of space located on the second floor of the Building and commonly known as Suite 200, the outline and location of which is set forth in Exhibit A. Notwithstanding the foregoing and although the actual size and physical location of the Premises shall not be deemed altered by this sentence from the actual size and location depicted on Exhibit A hereto, solely with respect to that portion of the Lease Term commencing on the Commencement Date and ending on the second anniversary thereof, the Premises shall be deemed to be no more than 11,000 rentable square feet solely for purposes of Sections 1.4 and 1.6 below. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

	1.2.3	“Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements located at (or related to) 901 and/or 951 Mariner’s Island Boulevard, San Mateo, California.

1.3	Term

	1.3.1	Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	1.3.2	“Commencement Date”:	The earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) the date on which the Premises is Ready for Occupancy (defined in Exhibit B), which is anticipated to be October 1, 2009.

	1.3.3	“Expiration Date”:	The last day of the 66th full calendar month commencing on or after the Commencement Date.

1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent

Commencement Date through last day of 12th full calendar month of Term	$27.60	$2.30	$25,300.00

13th through 24th full calendar months of Term	$28.80	$2.40	$26,400.00

25th through 36th full calendar months of Term	$30.00	$2.50	$33,775.00

37th through 48th full calendar months of Term	$31.20	$2.60	$35,126.00

49th through 60th full calendar months of Term	$32.40	$2.70	$36,477.00

61st full calendar month of Term through Expiration Date	$33.60	$2.80	$37,828.00

Notwithstanding the foregoing, so long as no Default (defined in Section 19.1) exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $25,300.00 per month, for the first full calendar month of the Term (“First Abatement Period”).

1.5	“Base Year” for Expenses:	Calendar year 2010.

	“Base Year” for Taxes:	Calendar year 2010.

1.6	“Tenant’s Share”:	20.4190% (based upon a total of 66,164 rentable square feet in the Building). Notwithstanding the foregoing, and in accordance with the second sentence of Section 1.2.2 above, the Tenant’s Share shall mean 16.6253% with respect to that portion of the Lease Term commencing on the Commencement Date and ending on the second anniversary thereof. The foregoing percentages are subject to the provisions of Section 2.1.1 below.

1.7	“Permitted Use”:	General office use consistent with a first-class office building.

1.8.	“Security Deposit”:	$113,484.00, as more particularly described in Section 21.

	Prepaid Base Rent:	$25,300.00, as more particularly described in Section 3.

1.9	Parking:

Forty-five (45) unreserved parking spaces, at the rate of $0 per space per month throughout the Term.

Zero (0) reserved parking space(s), at the rate of $0 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

1.10	Address of Tenant:	RightNow Technologies, Inc. 136 Enterprise Boulevard Bozeman, Montana 59718 Attn: Jason Triantis

1.11	Address of Landlord:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Building manager

with copies to:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, IL 60606

Attn: Lease Administration

1.12	Broker(s):	Simon Clark and Marty Church of Grubb & Ellis (“Tenant’s Broker”), representing Tenant, and Kevin Waldman of NaiBT Commercial (“Landlord’s Broker”), representing Landlord.

1.13	Building Hours and Holidays:	“Building Hours” mean 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s reasonable discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14	“Transfer Radius”:	None.

1.15	“Tenant Improvements”:	Defined in Exhibit B, if any.

1.16	“Guarantor”:	As of the date hereof, there is no Guarantor.

2 PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time remeasure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, the determination of Tenant’s Share with respect to, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within 10 business days after receiving it. If Tenant fails to do so, Landlord shall deliver a second notice to Tenant which Tenant shall respond to within three (3) business days. If Tenant fails to respond to such second notice, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises is accepted by Tenant in its condition and configuration existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the condition of the Premises, the Building or the Project or their suitability for Tenant’s business. Notwithstanding the foregoing, (a) within 30 days after substantial completion of the Tenant Improvement Work (defined in Exhibit B), Landlord and Tenant shall jointly inspect the Premises and prepare a “punch list” identifying any portions of the Tenant Improvement Work that do not comply with Landlord’s obligations under Exhibit B (provided, however, that, upon Landlord’s request, such inspection shall be performed and such punch list shall be prepared before Tenant begins moving its furniture, equipment or other personal property into the Premises); and (b) Landlord, as part of the Tenant Improvement Work, shall use good faith efforts to correct all such items within a reasonable period of time after preparation of such punch list. By taking possession of the Premises pursuant to this Lease, Tenant acknowledges that the Premises and the Building are then in the condition and configuration required hereunder. The foregoing provisions of this Section 2 shall not abrogate Landlord’s obligations under Section 7 of this Lease nor Tenant’s rights under Section 6.3 of this Lease, nor Tenant’s rights under Section 33.4 of Exhibit B hereto

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3 RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, except as otherwise expressly set forth herein, at the place Landlord may (or, pursuant to a subordination, nondisturbance and attornment agreement, that a Security Holder (as defined in Section 17.1 below) may) designate from time to time. Tenant may, at Tenant’s option, pay Rent by electronic transfer to the account designated by Landlord or by its Security Holder in accordance with the foregoing sentence. Landlord shall provide such electronic transfer instructions upon request thereof from Tenant. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2). Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or Landlord’s designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4 EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year, other than the Base Year, in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and quality of the Building. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment-rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training and uniforms for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and reroofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, or to reduce current or future Expenses or to enhance the safety or security of the Property or its occupants, (B) required to comply with present or anticipated conservation programs, (C) replacements or modifications of nonstructural items located in the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (D) required under any Law; (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the applicable item, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any cost savings resulting from such item to equal the cost of such item); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) amounts (other than management fees) paid to Landlord’s affiliates for services, but only to the extent such amounts exceed the prices charged for such services by parties having similar skill and experience; (k) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors; (1) advertising and promotional expenses; (m) Landlord’s charitable and political contributions; (n) ground lease rental; (o) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building; (p) costs of services or benefits made available to other tenants of the Building but not to Tenant; (q) costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); (r) any expense for which Landlord has received actual reimbursement (other than from a tenant of the Building pursuant to its lease); (s) costs of curing defects in design or original construction of the Property; (t) costs that Landlord is entitled to recover under a warranty, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs; (u) expenses (other than Parking Expenses (defined below)) of operating any commercial concession at the Project; (v) Parking Expenses (defined below), except to the extent Parking Expenses exceed parking revenues on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking-garage management fees, and the wages, salaries, employee benefits and taxes for individuals working exclusively in the Parking Facility; provided, however, that Parking Expenses shall exclude (i) capital expenses, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance); (w) reserves; (x) bad debt expenses; (y) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.;The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.); or (z) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property).

If, in the Base Year or any Expense Year, the Property is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself), Expenses for such year shall be determined as if the Property had been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants) throughout such year. If insurance, security or utility costs for any Expense Year are less than insurance, security or utility costs, respectively, for the Base Year, then, for purposes of determining Expenses for such Expense Year, such costs for such Expense Year shall be deemed to be increased so as to be equal to such corresponding costs for the Base Year. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2). boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5.

4.2.4 Proposition 8. Notwithstanding any contrary provision hereof, Taxes shall be calculated without taking into account any reduction achieved under California Revenue and Taxation Code § 51.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before June 1 of the calendar year immediately following the Expense Year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-

twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Landlord shall use reasonable efforts to deliver an Estimate Statement for each Expense Year on or before January 1 of such Expense Year. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, but subject to Section 4.2.4, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Tenant shall pay, before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, within 30 days after demand, shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof, Tenant shall pay, before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this transaction or this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

4.6 Books and Records. Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses or Taxes for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5 USE; COMPLIANCE WITH LAWS. Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Building, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, or (ii) the use, condition, configuration or occupancy of the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to the Base Building or Common Areas becomes required under Law as a result of any Tenant-Insured Improvement (defined in Section 10.2.2) or any use of the Premises other than general office use, Tenant, within thirty (30) days after demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 3% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6 SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards, and (g) extermination and pest control for the Building as reasonably determined by Landlord.

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. Subject to Tenant’s rights under Section 4 of Exhibit F hereto, Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water; provided, however that Tenant shall not be required to pay the cost of installing or operating any such meters unless the meters indicate that Tenant is in fact using excess amounts of electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation. For purposes hereof, the Building “electrical standard” is 4.5 watts per usable square foot of connected load to the Premises, exclusive of Base Building HVAC.

6.3 Interruption. Any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that Landlord can correct through reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible. Notwithstanding the foregoing, if the Premises, or a portion of the Premises, is untenantable on the date Landlord delivers possession of the Premises to Tenant as a result of a Service Interruption caused by the failure of any Building System to be in good working order and condition, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Monthly Rent following the Commencement Date for a period of time equal to the period of time beginning on the date Tenant delivers notice to Landlord of such condition (which shall be no earlier than the date Landlord delivers possession of the Premises to Tenant) and ending on the day the Service Interruption ceases.

7 REPAIRS AND ALTERATIONS.

7.1 Repairs. Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s maintenance and repair obligations shall include (a) subject to the second sentence in Section 2.1.2 hereof and Section 3.3.4 of Exhibit B hereto, all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23). Notwithstanding the foregoing, Landlord may, in the case of an emergency or Tenant Default, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 3% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions of the Building (including, without limitation, the roof, the roofs membrane and the foundation), together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld, conditioned or delayed by Landlord. Notwithstanding the foregoing, provided that Landlord receives 10 business days’ prior notice, Landlord’s prior consent shall not be required for any Alteration that (i) is decorative in nature; (ii) is not visible from outside the Premises; (iii) does not affect any system or structural component of the Building; and (iv) does not require work to be performed inside the walls or above the ceiling of the Premises (a “Cosmetic Alteration”). For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, which approval shall not be unreasonably, withheld, conditioned, or delayed, plans and specifications (provided, however, that for Cosmetic Alterations, Tenant may satisfy this requirement by delivery of a reasonably detailed description of the Cosmetic Alteration); (b) Landlord, in its reasonable discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if reasonably requested by Landlord) (other than in the case of Cosmetic Alterations, in which case no such drawing shall be required), completion affidavits (other than in the case of Cosmetic Alterations, in which case no such affidavits shall be required), full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out- of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 3% of the cost of the work; provided, however, that this clause (d) sentence shall not apply to any Tenant Improvements constructed pursuant to Exhibit B, if any or to any Cosmetic Alterations.

7.3 Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, which approval shall not be unreasonably withheld, conditioned, or delayed, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall (a) remove any Tenant-Insured Improvements other than the Excluded Items (defined below), (b) repair any resulting damage to the Premises or Building, and (c) restore the affected portion of the Premises to its condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a building-standard tenant-improved condition as determined by Landlord). If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that will not be required to be removed pursuant to the preceding sentence, Landlord shall do so when it provides such approval. If Tenant fails to complete any removal, repair or restoration when required under this Section 8, Landlord may do so at Tenant’s expense. For purposes of this Section 8. the following existing Leasehold Improvements, unless removed before the Commencement Date, shall be deemed Tenant-Insured Improvements: the Exterior Sign, as more particularly described in Section 5 of Exhibit F attached hereto. As used herein, “Excluded Items” means the Tenant Improvements currently shown with reasonable specificity on the Space Plan, as defined in Section 2.2 of Exhibit B hereto.

9 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant within 30 days after demand.

10 INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 18). their (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Landlord, the “Landlord Parties”) for any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, (b) occupancy of the Premises by, or any negligence or willful misconduct of, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, or (c) any breach by Tenant of any representation, covenant or other term contained herein, except to the extent such Claim arises from the negligence or willful misconduct of any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from (a) any negligence or willful misconduct of any Landlord Party, or (b) any breach by Landlord of any representation, covenant or other term contained herein, except to the extent such Claim arises from the negligence or willful misconduct of any Tenant Party.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

10.2.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (such items being described in this Section 10.2.2(ii), the “Tenant-Insured Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co- insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant s liability. Such insurance shall (i) be issued by an insurance company that has an

A. M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled without 30 days’ prior notice to Landlord, except that 10 days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least 30 days before any termination to the policies, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.

10.4 Subrogation. Subject to Section 11, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00; (b) All Risk Property Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11 CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises, or to the Common Areas necessary for access to the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 business days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises is affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage. If this Lease is not terminated pursuant to this Section 11. Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and events of Force Majeure. The Landlord Repairs shall restore the Premises and the Common Areas necessary for access to the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to the Premises. Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements. If the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or any Common Area necessary for Tenant’s access to the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is untenantable or inaccessible and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises. If Landlord does not substantially complete the Landlord Repairs on or before the Outside Restoration Date (defined below), then, provided that the Casualty was not caused by the negligence or willful misconduct of Tenant or any party claiming by, through or under Tenant, Tenant may terminate this Lease by notifying Landlord within 15 days after the Outside Restoration Date. As used herein, “Outside Restoration Date” means the date occurring two (2) months after the later of (a) the expiration of the time set forth in Landlord’s estimate described in the First sentence of this Section 11, or (b) the date occurring 270 days after the commencement of the Landlord Repairs; provided, however, that the Outside Restoration Date shall be extended to the extent of (i) any delay caused by the insurance adjustment process; (ii) any other delay caused by events of Force Majeure, and (iii) any delay caused by Tenant or any party claiming by, through or under Tenant. Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to substantially complete the Landlord Repairs on or before the Outside Restoration Date, Landlord may cease its performance of the Landlord Repairs and provide Tenant with notice (the “Restoration Date Extension Notice”) stating such inability and identifying the date on which Landlord reasonably believes such substantial completion will occur, in which event Tenant may terminate this Lease by notifying Landlord within five (5) business days after receiving the Restoration Date Extension Notice. If Tenant does not terminate this Lease within such 5-business day period, the Outside Restoration Date shall be automatically amended to be the date identified in the Restoration Date Extension Notice.

12 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder. No payment of Rent by Tenant with knowledge of a default by Landlord shall constitute a waiver of such default or anything other than a payment on account by Tenant.

13 CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14 ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned, or delayed, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. If Landlord fails to respond to any Transfer Notice within the 30 day period set forth above, Tenant shall have the right to provide Landlord with a second Transfer Notice. Tenant’s second Transfer Notice must specifically state that Landlord’s failure to respond within a period of 10 days shall be deemed to be an approval by Landlord. If Landlord’s failure to respond continues for 10 days after its receipt of the second Transfer Notice, the Transfer for which Tenant has requested consent shall be deemed to have been approved by Landlord. Any Transfer made without Landlord’s prior consent (or deemed approval) shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if;

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 60% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.8) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee; (b) in the case of a sublease, license or other occupancy agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for the term of such agreement; and (c) in the case of a Change of Control, any consideration (including payment for Leasehold Improvements) paid by the new controlling party(ies) to the prior controlling party(ies) on account of this Lease. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, on the first day of each month during the term of such agreement, in the amount of 50% of the amount by which the rent and other consideration paid by the transferee to Tenant under such agreement for such month (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for such month.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8) or a sublease of less than 75% of the rentable square footage of the then existing Premises, Landlord, by notifying Tenant within 30 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of 50% or more of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holders) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange). The parties hereby acknowledge and agree that the original Tenant hereunder shall not be deemed a closely held professional service firm for purposes of this Section 14.

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, permit a Change of Control to occur or assign this Lease to (a) an Affiliate of Tenant, (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (v) in the case of a Change of Control, (A) Tenant is not a closely held professional service firm, and (B) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (vi) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

15 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear, Casualty damage, Taking, and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, Lines, freestanding cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord, but only to the extent such holdover occurs more than 30 days after notice from Landlord that Landlord has entered into, or will enter into, a lease with such new tenant.

17 SUBORDINATION; ESTOPPEL CERTIFICATES.

17.1 This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 business days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

17.2 Notwithstanding Section 17.1, Tenant’s agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder. For purposes of the preceding sentence, a nondisturbance agreement shall not be deemed commercially reasonable unless it provides that: (a) so long as no Default exists, this Lease and Tenant’s right to possession hereunder shall remain in full force and effect; (b) the Security Holder shall have additional time (not to exceed 90 days after written notice from Tenant) to cure any default of Landlord; and (c) neither the Security Holder nor any successor in interest shall be (i) bound by (A) any payment of Rent for more than one(l) month in advance, or (B) any amendment of this Lease made without the written consent of the Security Holder or such successor in interest; (ii) liable for (A) the return of any security deposit, letter of credit or other collateral, except to the extent it was received by the Security Holder, or (B) any act, omission, representation, warranty or default of any prior landlord (including Landlord); or (iii) subject to any offset or defense that Tenant might have against any prior landlord (including Landlord); provided, however, that nothing in the preceding clauses (c)(ii)(B) or (c)(iii) shall limit the liability of the Security Holder or such successor in interest for any default by such prior landlord to the extent it continues following the acquisition of such prior landlord’s interest hereunder by the Security Holder or such successor in interest, unless such default consists of (x) a breach of an obligation relating to the design, construction, or repair of any defect in any Leasehold Improvements, or (y) a failure to disburse, pay or reimburse any funds to Tenant.

18 ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of nonresponsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services; provided, however, that Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. Except in an emergency, Tenant may have one of its employees accompany Landlord if Tenant makes such employee available when Landlord enters the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19 DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance herein (in which event the failure to perform by Tenant within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition hereof where such failure continues for 30 days after notice from Landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such failure if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3 Intentionally omitted; or

19.1.4 Any failure by Tenant to observe or perform the provisions of Sections 5, 14, 17 or 18 where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3.

If Tenant defaults under a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent violation of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon and during the continuance of any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 10 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been given notice. Without limitation to the foregoing, upon a default by Landlord hereunder beyond any applicable notice and cure period, then, except as otherwise explicitly set forth in this Lease (including, without limitation, after giving effect to any waivers or releases provided by Tenant), Tenant shall have all rights or remedies provided in law or in equity.

20 LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof: (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to Landlord’s interest in the Building; (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

21 SECURITY DEPOSIT.

21.1 Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

21.2 Subject to the remaining terms of this Section 21, and provided that, during the 24 month period immediately preceding the effective date of the reduction of the Security Deposit, Tenant has timely paid all Rent and no Default has occurred under this Lease which remains uncured following any applicable cure period (the “Security Reduction Conditions”), Tenant shall have the right to reduce the amount of the Security Deposit so that the new Security Deposit amount shall be $37,828.00 effective as of the last day of the 25th full calendar month of the initial Term. Notwithstanding anything to the contrary contained herein, if Tenant has been in Default under this Lease at any time prior to the effective date of the reduction of the Security Deposit and Tenant has failed to cure such Default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Security Deposit as described herein. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Security Reduction Notice”). If Tenant provides Landlord with a Security Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within 45 days after the later to occur of (a) Landlord’s receipt of the Security Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

22 RELOCATION. Intentionally Omitted.

23 COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines so long as such contractor’s rates are commercially reasonable. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24 PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi- governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of

Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a commercially reasonable parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces (which amount shall not exceed those rates to be charged by Landlord hereunder), and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25 MISCELLANEOUS.

25.1 Notices. Except as provided in Section 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would materially and adversely interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and the guarantor hereof, if any) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide initial identifying signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.6 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.7 Governing Law: WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.8 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2) and 1933(4). Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.9 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.10 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.11 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
	Name:	Todd R. Hedrick
	Title:	Senior Vice President-Leasing

TENANT:

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:	CEO
[chairman] [president] [vice-president]

By:
Name:	Jeff Darison
Title:	CFO
[secretary] [assistant secretary][chief financial officer][assistant treasurer]

EXHIBIT A

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

OUTLINE OF PREMISES

See Attached

Exhibit A

1

EXHIBIT B

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the lease of which this Work Letter is a part. “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work in the Premises (including demolition) that is necessary to construct the Tenant Improvements.

1 ALLOWANCE. [Intentionally Omitted.]

2 PLANS.

2.1 Selection of Architect/Plans. Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering Construction Drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers shall be referred to herein as the “Plans.”

2.1.1 Responsibility for Approving Plans. As between Landlord and Tenant, Tenant shall be responsible for ensuring that all elements of the design of the Plans (including, without limitation, functionality of design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment) are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. As between Landlord and Tenant, Landlord shall be responsible for ensuring that the Plans comply with applicable Law; provided, however, that that Tenant, not Landlord, shall be responsible (a) for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes, and (b) except as provided in Section 2.1.2 below, for ensuring that any Revision (defined in Section 3 below) complies with applicable Law.

2.1.2 Landlord’s Responsibility for Plan Revision Compliance with Law. Landlord shall cause its architect to use the Required Level of Care (defined below) to cause any Revision to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes. As used herein, “Required Level of Care” means the level of care that reputable architects customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Tenant acknowledges and agrees that if Landlord breaches its obligations under the first sentence of this Section 2.1.2, any resulting right of Tenant to require Landlord to pay for any alteration to the Premises required by Law shall be limited to the excess, if any, of the sum of the cost of such alteration plus the cost of the portion of the Tenant Improvements performed pursuant to the applicable Revision over the amount that it would have cost to perform such portion of the Tenant Improvements pursuant to such Revision if such Revision had complied with applicable Law.

2.1.3 Right to Contest. To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing any portion of the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment.

2.2 Space Plan and Programming Information. Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by I/D Architecture dated June 11, 2009 (as revised June 22, 2009 and June 25, 2009, the “Space Plan”), attached hereto as Exhibit B-1. All materials and finishes contemplated by the Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein. Immediately after executing and delivering this Agreement, Tenant shall cooperate in good faith with the Architect and the Engineers to supply such information (the “Programming Information”) as is necessary to enable them to complete the architectural, engineering and final architectural working drawings for the Tenant Improvements in a form and manner that (a) are

Exhibit A

1

sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the construction of the Tenant Improvements, (b) are consistent with the Space Plan and will not increase the cost of the Tenant Improvements (in each case as reasonably determined by Landlord), and (c) are otherwise in accordance with Building standards (collectively, the “Construction Drawings”). The Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall provide Tenant with notice approving or reasonably disapproving the Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Programming Information, Tenant shall modify the Programming Information and resubmit the same for Landlord’s review and approval. Such procedure shall be repeated as necessary until Landlord has approved the Programming Information.

2.3 Construction Drawings. After approving the Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Programming Information. Such preparation and delivery shall occur within 15 business days after the later of Landlord’s approval of the Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Construction Drawings by notice to Landlord. If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect and the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that, in Landlord’s reasonable judgment, would (a) cause the Construction Drawings to (i) fail to conform in all material respects to the Space Plan, or (ii) fail to comply with applicable Laws or the Landlord Requirements, or (b) increase the cost of the Tenant Improvements, or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings. The Construction Drawings approved by Landlord and Tenant are referred to herein as the “Approved Construction Drawings”.

2.4 Time Deadlines. Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule reasonably determined by Landlord, to discuss Tenant’s progress. Without limiting the foregoing, Tenant shall cause the Plans Completion Date (defined below) to occur on or before the Plans Due Date (defined below). As used herein, “Plans Completion Date” means the date on which Tenant approves the Construction Drawings pursuant to Section 3.3 below. As used herein, “Plans Due Date” means July 17, 2009; provided, however, that the Plans Due Date shall be extended by one day for each day, if any, by which the Plans Completion Date is delayed by any failure of Landlord to comply with its obligations under this Section 2.

3 CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Cost of Tenant Improvements. Except as provided in Section 3.3.3 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

3.3 Construction.

3.3.1 Over-Allowance Amount. [Intentionally Omitted.]

3.3.2 Landlord’s Retendon of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.3.3 Revisions to Approved Construction Drawings. If Tenant requests any revision to the Approved Construction Drawings (a “Revision”), Landlord shall provide Tenant with notice

Exhibit A

2

approving or reasonably disapproving such Revision, and, if Landlord approves such Revision, Landlord shall have such Revision made and delivered to Tenant, together with notice of any resulting change in the cost of the Tenant Improvement Work, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such Revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such Revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Revision. Tenant shall reimburse Landlord, upon thirty (30) days written demand, for (a) the cost of preparing any Revision, and (b) any increase in the cost of the Tenant Improvement Work that results from such Revision.

3.3.4 Contractor’s Warranties. Tenant hereby waives all claims against Landlord relating to any latent defects in the Tenant Improvements. Notwithstanding the foregoing or any contrary provision of the Lease, if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall cause the Contractor to correct such latent defect. As used herein, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4 COMPLETION.

4.1 Ready for Occupancy. For purposes of Section 1.3.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvements. Subject to Section 4.2 below, the Tenant Improvements shall be deemed to be “substantially complete” upon the completion of construction of the Tenant Improvements pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2 Tenant Delay. If the substantial completion of the Tenant Improvements is delayed (a “Tenant Delay”) as a result of (a) any failure of the Plans Completion Date to occur by the Plans Due Date; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to comply with its obligations under Section 3.3.3 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvements as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvements are actually substantially completed, the Tenant Improvements shall be deemed to be substantially completed on the date on which the Tenant Improvements would have been substantially completed if no such Tenant Delay had occurred.

5 MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit A

3

EXHIBIT B-1

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

SPACE PLAN

Exhibit B

1

RIGHTNOW TECHNOLOGIES

899 BAKER WAY
SUITE 350
SAN MATEO, CA

ID/Architecture

6700 Koll Center Parkway, Suite 110
Pleasanton, California 94566
Tel. 925.484.5248
Fax 925.484.5200

Rev.	Date	Description
1	6-22-09	O.C. PROJECTOR TENANT REVS
2	6-25-09	GENERAL NOTES

Project No.: 9084	Scale: SEE BAR SCALE	
Date: 6-11-09	Drawn By: BGM	Checked By: BGM

Sheet Title:

SPACE PLAN

SHEET NUMBER SP-6

EXHIBIT C

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

CONFIRMATION LETTER

            , 2009

To:

Re:	Office Lease (the “Lease”) dated , 2009, between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), concerning Suite 200 on the second floor of the building located at 999 Baker Way, San Mateo, California.

Lease ID:

Business Unit Number:

Dear                     :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms that the Commencement Date is                      and the Expiration Date is                     .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within the time frame set forth in Section 2.1.1 of the Lease, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

Agreed and Accepted as of , 200 .

“Tenant”:

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit C

1

EXHIBIT D

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

Exhibit D

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9. Tenant shall not overload the floor of the Premises, or (other than by driving appropriately-sized nails or wall anchors into drywall for the purpose of hanging lightweight pictures, whiteboards and similar items) mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or about the Project, except for such substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Laws. Without limiting the foregoing, Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in the Premises or about the Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

Exhibit D

2

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof, provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

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EXHIBIT E

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

JUDICIAL REFERENCE

IF (AND ONLY IF) THE JURY-WAIVER PROVISIONS OF SECTION 25.7 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.5 of this Lease. The venue of the proceedings shall be in the county in which the Premises is located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

1

EXHIBIT F

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

ADDITIONAL PROVISIONS

1.	Asbestos Notification. Tenant acknowledges that it has received the asbestos notification letter attached to this Lease as Exhibit G, disclosing the existence of asbestos in the Building. Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including by providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

2.	Provisions Required Under Existing Security Agreement. Notwithstanding any contrary provision of this Lease:

A	Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.	Subordination and Attornment. This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event the Security Holder under any Existing Security Agreement or Existing Loan Document shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

C.	Proceeds.

1.	As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of, or any casualty or other damage or injury to, the Property or any part thereof.

2.

Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as

Exhibit F

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Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

3.	Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, if, in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

3.	Extension Option.

3.1.	Grant of Option: Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one additional period of five (5) years commencing on the day following the Expiration Date and ending on the fifth anniversary of the Expiration Date (the “Extension Term”), if:

A.	Not less than 9 and not more than 12 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (“Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 3.5 below) rate for the Extension Term;

B.	Tenant is not in default under the Lease beyond any applicable cure period when Tenant delivers the Extension Notice;

C.	No more than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer) when Tenant delivers the Extension Notice; and

D.	The Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

3.2.	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

3.3.	Procedure for Determining Prevailing Market. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Extension Option shall be of no further force or effect.

3.4.

Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 3.3 above, Landlord, within a reasonable time thereafter, shall

Exhibit F

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prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the Expiration Date, and other commercially reasonable and appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 3.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

3.5.	Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Mateo, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

4.	Supplemental HVAC Unit. To the extent shown on the final Approved Construction Drawings, in accordance with Exhibit B to this Lease, Landlord shall purchase and install a two (2) ton supplemental HVAC unit (the “Supplemental HVAC Unit”) and submeter for use in Tenant’s computer room located in the Premises which such Supplemental HVAC Unit shall be used by Tenant during the Term, Extended Term and any extension thereof on a 24 hour per day, 7 day per week basis. Tenant shall pay the cost of all electricity consumed in connection with the operation of the Supplemental HVAC Unit. Tenant, at its expense, shall maintain and repair the Supplemental HVAC Unit in good working order and condition. Without limiting the foregoing, Tenant, at its expense, shall procure and maintain in effect throughout the Term, Extended Term and any extension thereof, a contract (the “Service Contract”) for the maintenance, repair and replacement of the Supplemental HVAC Unit with a contractor reasonably approved by Landlord. Tenant shall follow all reasonable recommendations of such contractor for the maintenance, repair and replacement of the Supplemental HVAC Unit. The Service Contract shall require the contractor, at intervals of not less than three (3) months, to inspect the Supplemental HVAC Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair and/or replacement. Tenant shall provide Landlord with a copy of the Service Contract and each quarterly service report issued thereunder promptly upon mutual execution or receipt thereof. Upon the expiration or earlier termination of this Lease, Tenant shall be required to remove the Supplemental HVAC Unit and submeter, at Tenant’s cost, in accordance with the terms of Sections 8 and 15 of the Lease.

5.	Exterior Signage.

5.1.

So long as (i) Tenant is not in Default under the terms of the Lease; (ii) Tenant is in occupancy of the Premises; (iii) Tenant has not assigned the Lease or sublet any part of the Premises, (iv) Tenant notifies Landlord of its intent to install an Exterior Sign (as defined below) and delivers to Landlord the proposed design of the Exterior Sign, in both cases, prior to the commencement of the 19th full calendar month following the Commencement Date (individually a “Signage Condition” and collectively, the “Signage Conditions”), Tenant shall have the right, subject to the terms hereof, to place its name on a portion of the Building located on the west elevation of the Building (the “Exterior Sign”), as more particularly shown on Exhibit F-1 attached hereto. The installation of the Exterior Sign shall be subject to (a) the approval of any governmental authority having jurisdiction, (b) the Landlord’s approval of the design, size and color of the Exterior Sign, the manner in which it is attached to the Building and, if applicable, any provisions for illumination, which approval shall not be unreasonably withheld, conditioned or delayed and (c) the provisions of Sections 7.2 and 7.3 of the Lease. Notwithstanding the foregoing, Landlord reserves the right to withhold consent to any Exterior Sign that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Building. Following receipt of such approvals and so long as the Signage Conditions are satisfied, Tenant, at Tenant’s sole cost and expense, may fabricate, construct and thereafter install the Exterior Sign on the Building.

5.2.

Tenant shall be responsible for maintaining the Exterior Sign in a first class manner and for all costs of repairing the Exterior Sign, including, without limitation, all cost of repairing or replacing any damaged portions of the Exterior Sign and the cost of replacing any

Exhibit F

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lightbulbs, florescent or neon tubes or other illumination devices. All such work shall be performed with reasonable prior notice to Landlord and shall be subject to the criteria set forth herein with respect to the installation of the Exterior Sign, including, without limitation, the prior approval of Landlord. Tenant shall pay the cost of all electricity consumed in connection with the operation of the Exterior Sign. Notwithstanding the foregoing, in the event of a Default or in an emergency, Landlord shall have the right (but not the obligation) to maintain the Exterior Sign with contractors selected by Landlord and to bill Tenant for the cost thereof as Additional Rent. The parties agree that, during the initial Term of the Lease, Landlord shall not charge Tenant a fee for the Exterior Sign; provided, however, that if Tenant exercises its Extension Option, pursuant to Section 3 above, Tenant shall pay to Landlord a fee for the Exterior Sign in the amount of $2,000.00 per month for each month of the Extension Term.

5.3.	Upon expiration or earlier termination of the Lease or if during the Term (and any extensions thereof) any of the Signage Conditions are no longer satisfied, then Tenant’s rights granted herein will terminate and Tenant, at its cost within 30 days after request by Landlord, shall remove Tenant’s Exterior Sign from the Building and restore the affected portion of the Building to the condition it was in prior to installation of Tenant’s Exterior Sign, ordinary wear and tear excepted. If Tenant does not perform such work within such 30 day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefore. Tenant shall be solely responsible for any damage to the Exterior Sign and any damage that the Exterior Sign or its installation, repair, maintenance or removal may cause to the Building, the Property, or any other property of Landlord or any third party. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from any Claim related to the Exterior Sign, except to the extent such Claim arises from the gross negligence or willful misconduct of any Landlord Party. The provisions of this subsection 5.3 shall survive expiration or earlier termination of the Lease.

6.	Early Entry. Tenant may enter the Premises (i) after installation of the ceiling grid in the Premises and before the Commencement Date, solely for the purpose of installing telecommunications and data cabling in the Premises, and (ii) after installation of the carpeting in the Premises and before the Commencement Date, at its sole risk and solely for the purpose of installing equipment, furnishings and other personality. Other than the obligation to pay Base Rent and Tenant’s Share of any Expense Excess or Tax Excess, all of Tenant’s obligations hereunder shall apply during any period of such early entry. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Premises pursuant to this Section if Landlord reasonably determines that such entry is endangering individuals working in the Premises or is delaying completion of the Tenant Improvement Work.

Exhibit F

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EXHIBIT F-1

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

EXTERIOR SIGN

Exhibit F

1

EXHIBIT G

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER III

SAN MATEO, CALIFORNIA

ASBESTOS NOTIFICATION

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country. ACMs were commonly used because of their beneficial qualities; ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors. These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects). Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building. Anyone who finds any such materials in the building should assume them to contain asbestos unless those materials are properly tested and determined to be otherwise. In addition, Landlord has identified the presence of certain ACMs in the Building. For information about the specific types and locations of these identified ACMs, please contact the Building manager. The Building manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports. This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the building. Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos. Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan. The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs. Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks, in general, as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases. However, measures taken to minimize exposure and consequently minimize the accumulation of fibers, can reduce the risk of adverse health effects.

The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers. In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs. In other words, the approval of Building management must be obtained prior to engaging in any such activities. Please contact the Building manager for more information in this regard. A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon your request, will be made available to tenants to review and copy during regular business hours.

Because of the presence of ACM in the Building, Landlord is also providing the following warning, which is commonly known as a California Proposition 65 warning:

WARNING: This building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Building manager with any questions regarding this Exhibit G.

Exhibit G

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FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of February 8, 2011, by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated July 1, 2009 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 13,510 rentable square feet (the “Existing Premises”) described as Suite 200 on the second floor of the building commonly known as San Mateo BayCenter III located at 999 Baker Way, San Mateo, California (the “Building”).

B.	The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 4,676 rentable square feet described as Suite 410 on the fourth floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1.	Effect of Expansion. Effective as of the Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased by 4,676 rentable square feet on the fourth floor by the addition of the Expansion Space, and, from and after the Expansion Effective Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and. unless sooner terminated in accordance with the Lease, end on the Expiration Date (which the parties acknowledge is March 31, 2015). From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Expansion Space.

1.2.	Expansion Effective Date. As used herein, “Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Expansion Space pursuant to this Amendment, or (ii) the date on which the Expansion Space becomes Ready for Occupancy (defined in the Expansion Work Letter attached hereto as Exhibit B), which is anticipated to be March 1, 2011 (the “Target Expansion Effective Date”). The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for the Expansion Space shall be Tenant’s sole remedy if the Expansion Space is not Ready for Occupancy on the Target Expansion Effective Date. If the Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

1.3.	Confirmation Letter. At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord or reasonably object to such information in writing. If Tenant fails to execute and return (or reasonably object in writing to) such notice within 10 business days after receiving it, then Landlord may send a second notice to Tenant substantially in the form of Exhibit C attached hereto and if Tenant thereafter fails to execute and return (or reasonably object in writing to) such second notice within 20 days after receiving such second notice, Tenant shall be deemed to have executed and returned it without exception.

1.4

Late Delivery. Notwithstanding any contrary provision hereof, if the Expansion Effective Date does not occur on or before the Outside Completion Date (defined below), Tenant, as its sole remedy, may terminate all of Sections 1.1, 1.2, 1.3, 2, 3, 4, 5, 6, 7.2, 7.3, and 7.4 and Exhibits A, B and C of this Amendment (the “Terminable Provisions”) by delivering notice to Landlord not later than the earlier of (i) the date occurring five (5)

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business days after the Outside Completion Date, or (ii) the date immediately preceding the Expansion Effective Date. As used herein, the “Outside Completion Date” shall mean June 1, 2011; provided, however that the Outside Completion Date shall be postponed by one day for each day, if any, by which the substantial completion of the Tenant Improvement Work is delayed by any event of Force Majeure and the Expansion Effective Date shall take into consideration any Tenant Delay (as defined in Exhibit B hereto). Notwithstanding any contrary provision hereof, if Landlord determines in good faith that it will be unable to cause the Expansion Effective Date to occur by the Outside Completion Date, Landlord may immediately cease its performance of the Tenant Improvement Work and provide Tenant with notice (the “Outside Completion Date Extension Notice”) of such inability, which notice shall set forth the date on which Landlord reasonably estimates that the Expansion Effective Date will occur. Upon receiving the Outside Completion Date Extension Notice, Tenant may terminate the Terminable Provisions by delivering notice to Landlord within five (5) business days after such receipt. If Tenant does not terminate the Terminable Provisions pursuant to the preceding sentence, the Outside Completion Date shall automatically be amended to be the date set forth in the Outside Completion Date Extension Notice.

2.	Base Rent. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date through last day of 12th full calendar month of Expansion Term	$26.40	$10,287.20
13th through 24th full calendar months of Expansion Term	$27.60	$10,754.80
25th through 36th full calendar months of Expansion Term	$28.80	$11,222.40
37th through 48th full calendar months of Expansion Term	$30.00	$11,690.00
49th full calendar month of Expansion Term through last day of Expansion Term	$31.20	$12,157.60

Notwithstanding the foregoing, so long as no Default exists, Tenant shall be entitled to an abatement of Base Rent for the Expansion Space, in the amount of $10,287.20 per month, for the first three (3) consecutive full calendar months of the Expansion Term.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended by this Amendment.

3.	Additional Security Deposit. No security deposit shall be required in connection with this Amendment.

4.	Tenant’s Share. With respect to the Expansion Space during the Expansion Term, Tenant’s Share shall be 7.0673%.

5.	Expenses and Taxes. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Expansion Space during the Expansion Term, the Base Year for Expenses and Taxes shall be 2011.

6.	Improvements to Expansion Space.

6.1.	Condition and Configuration of Expansion Space. Tenant acknowledges that it has inspected the Expansion Space and agrees to accept it in its existing condition and configuration (or in such other condition and configuration as any existing tenant of the Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding its condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

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6.2.	Responsibility for Improvements to Expansion Space. Landlord shall perform improvements to the Expansion Space in accordance with the Expansion Work Letter attached hereto as Exhibit B.

7.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.	Right of First Offer.

A.	Grant of Option: Conditions.

1.	Subject to the terms of this Section 7.1, Tenant shall have a one-time right of first offer (“Right of First Offer”) with respect to the following suite (and with respect to any and each portion of such suite) (such suite or portion thereof, a “Potential Offering Space”): the 13,021 rentable square feet known as Suite 500 on the fifth floor of the Building shown on the demising plan attached to this Amendment as Exhibit D. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord shall provide Tenant with written notice (the “Advice”) advising Tenant of the terms under which Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of this Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space: and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of this Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Tenant may lease any Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 10 business days after the date of the Advice.

2.	Notwithstanding any contrary provision hereof, Tenant shall have no Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Offering Space, if:

a.	Tenant is in default under the Lease (as amended) beyond any applicable notice and cure periods when Landlord would otherwise deliver the Advice; or

b.	the Premises, or any portion thereof, is sublet when Landlord would otherwise deliver the Advice; or

c.	the Lease (as amended) has been assigned (other than pursuant to a Permitted Transfer) before the date on which Landlord would otherwise deliver the Advice.

B.	Terms for Offering Space.

1.	The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease, as amended by this Amendment and from time to time.

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2.	Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

3.	Except as may be otherwise provided in the Advice, the Offering Space (including improvements and personality, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences. If Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement date of the term for the Offering Space (the “Offering Space Commencement Date”) shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C.	Termination of Right of First Offer. The rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the earliest to occur of: (i) March 31, 2014 ((unless Tenant has exercised its Extension Option (defined in Section 3 of Exhibit F to the Lease) and Landlord and Tenant have agreed upon the Prevailing Market (defined in Section 3 of Exhibit F to the Lease) rate for the Premises during the Extension Term (defined in Section 3 of Exhibit F to the Lease), in each case pursuant to Section 3 of Exhibit F to the Lease, in which event the date shall be one (1) year before the scheduled expiration date of the Extension Term)), (ii) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space (or any larger Potential Offering Space containing such Potential Offering Space) within the 10-business day period provided in Section 7.1.A.1 above, or (iii) the date on which Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 7.1.A.2 above. In addition, if (a) Landlord provides Tenant with an Advice for any Offering Space that contains a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space, (b) Tenant does not exercise its Right of First Offer to lease such Offering Space pursuant to such Advice, and (c) Landlord grants such expansion right to a third party that leases such Offering Space, then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

D.	Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment in a form reasonably acceptable to Tenant (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 7.1. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord or reasonably object to such information contained in the Offering Amendment in writing within a reasonable time thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E.	Definition of Prevailing Market. For purposes of this Section 7.1. “Prevailing Market” means the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Mateo, California area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

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F.	Subordination. Notwithstanding anything herein to the contrary. Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or Project existing on the date hereof.

7.2.	Tenant’s Acceleration Option for the Expansion Space.

A.	Tenant shall have the right to accelerate (“Tenant’s Acceleration Option”) the termination date of the Lease, with respect to the Expansion Space only, to a date that is three (3) business days after the Offering Space Commencement Date (the “Tenant’s Accelerated Expansion Space Expiration Date”), if:

1.	Tenant is not in Default under the Lease (as amended) at the date Tenant provides Landlord with an Acceleration Notice (defined below); and

2.	no part of the Expansion Space is sublet for a term extending past the Tenant’s Accelerated Expansion Space Expiration Date; and

3.	no Transfer (defined in Section 14.1 of the Lease), other than a Permitted Transfer or a sublease, has occurred; and

4.	Tenant has successfully exercised its Right of First Offer pursuant to the terms set forth in Section 7.1 above; and

5.	Landlord receives notice of acceleration (“Acceleration Notice”) not less than 10 business days after Tenant delivers to Landlord its Notice of Exercise pursuant to Section 7.1 above.

B.	With respect to the Expansion Space, Tenant shall remain liable for all Base Rent, Additional Rent and other sums due under the Lease up to and including the Tenant’s Accelerated Expansion Space Expiration Date even though billings for such may occur subsequent to the Tenant’s Accelerated Expansion Space Expiration Date.

C.	If Tenant, subsequent to providing Landlord with an Acceleration Notice, Defaults in any of the provisions of the Lease, Landlord, at its option, may (i) declare Tenant’s exercise of the Tenant’s Acceleration Option to be null and void, or (ii) continue to honor Tenant’s exercise of its Tenant’s Acceleration Option in accordance with the terms herein.

D.	As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew or extend the Term with respect to the Expansion Space or to expand the Expansion Space (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights) shall immediately be deemed terminated and no longer available or of any further force or effect.

7.3.

Supplemental HVAC for Expansion Space. If any supplemental HVAC unit (a “Unit”) serves the Expansion Space, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in substantially as good working order and condition as exists upon its installation (or, if later, on the date Tenant takes possession of the Expansion Space), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendation of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that should Tenant install a new supplemental HVAC unit after the date hereof, then upon Landlord’s request at the

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expiration or earlier termination hereof with respect to the Expansion Space, Tenant, at its expense, shall remove the any new supplemental HVAC unit and repair any resulting damage; (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8 of the Lease), and (ii) for purposes of Section 11 of the Lease, part of the Expansion Space; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; and (f) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) upon reasonable prior notice to Tenant, except in cases of emergency. Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.

7.4.	Parking. For the period commencing on the Expansion Effective Date and ending on the earlier to occur of the expiration or termination of the Lease with respect to the Expansion Space, the number of unreserved parking spaces described in Section 1.9 of the Lease shall be deemed increased by 14 unreserved parking spaces at a rate of $0.00 per space per month throughout the Term.

7.5.	The parties acknowledge and agree that reference to “$37,828.00” in Section 21.2 of the Lease is hereby amended and restated as “$49,985.60”.

8.	Miscellaneous.

8.1.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Grubb & Ellis Company claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
	Name:	Kenneth Young
	Title:	Vice President - Leasing

TENANT:

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation

By:
Name:	GREG GIANFORTE
Title:	CEO

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EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

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CONFERENCE
403
WAITING
402
STORAGE
401
RECEPTION
400
OFFICE
404
OFFICE
405
OFFICE
406
OPEN OFFICE
409
OFFICE
407
OFFICE
408
OPEN OFFICE
410
OFFICE
411
BREAK
414
TEL/SERVER
413
OFFICE
412

LEGEND

- EXISTING WALL TO REMAIN
- EXISTING TYP. GLAZING TO REMAIN
- NEW BUILDING STANDARD INTERIOR PARTITION TO UNDERSIDE OF SUSPENDED CEILING
- NEW BUILDING STANDARD 1 HR. RATED FULL-HT PARTITION (SLAB TO UNDERSIDE OF STRUCTURE ABOVE) W/ SOUND INSULATION

GENERAL NOTES

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. [illegible]
8. [illegible]
9. [illegible]

SHEET NOTES

1. INSTALL NEW BLDG. STD. SINK/ FAUCET AND PLUMBING AS REQUIRED. RE-USE EXISTING WATER-HEATER. **PRICE AS OPTION ADD:** NEW WATER HEATER
2. NEW BLDG. STD. P. LAM. COUNTER AND UPPER/ LOWER CABINETS
3. PROVIDE NEW VINYL FLOORING AND BASE IN THIS ROOM
4. EXISTING VINYL FLOORING AND BASE TO REMAIN IN THIS ROOM

KEY PLAN - 4th FLOOR

ID/Architecture

TITLE:	Rev.	Date	
SUITE 410 SPACE PLAN			Scale: (SEE BAR SCALE)
ADDRESS:			Drawn By: BGM/ JD
SAN MATEO BAY CENTER III 999 BAKER WAY, 4th FLOOR SAN MATEO, CA.			Date: 1-7-11
			Project No.: 11004
			Sheet No.: SP-1

6700 Koll Center Parkway, Suite 110 Pleasanton, California 94566 Tel. 925 484 5245 Fax 925 484 5206

EXHIBIT B

EXPANSION WORK LETTER

As used in this Exhibit B (this “Expansion Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Expansion Work Letter is a part. “Premises” means the Expansion Space. For purposes of this Expansion Work Letter, “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Expansion Work Letter. For purposes of this Expansion Work Letter, “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1 COST OF TENANT IMPROVEMENT WORK. Except as provided in Section 2.7 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

2 PLANS.

2.1 Selection of Architect. Landlord and Tenant acknowledge that Landlord has retained the architect/space planner (for purposes herein, the “Architect”) and the engineering consultants (for purposes herein, the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises (the “Plans”). Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. Landlord shall (a) cause the Plans, other than any Revision (defined in Section 2.7 below), to comply with Law; and (b) cause the Architect and Engineers to use the Required Level of Care (defined below) to cause any Revision to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Tenant shall be responsible for ensuring that any Revision complies with Law to the extent Landlord is not expressly so responsible under this Section 2.1. and neither the preparation of the Revision by the Architect or the Engineers nor Landlord’s approval of the Revision shall relieve Tenant from such responsibility. To the extent that either party (for purposes herein, the “Responsible Party”) is responsible under this Section 2.1 for causing any portion of the Plans to comply with Law. the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment ).

2.2 [Intentionally Omitted.]

2.3 [Intentionally Omitted.]

2.4 [Intentionally Omitted.]

2.5 Approved Construction Drawings. Landlord and Tenant acknowledge that they have approved the drawings prepared by ID/Architecture dated January 7, 2011 and revised on January 20, 2011 (for purposes herein, collectively, the “Approved Construction Drawings”).

2.6 [Intentionally Omitted.]

2.7 Revisions to Approved Construction Drawings. If Tenant requests any revision to the Approved Construction Drawings (for purposes herein, a “Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Revision, and, if Landlord approves such Revision, Landlord shall have such Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such Revision is material, whereupon Tenant, within three (3) business days, shall notify Landlord whether it desires to proceed with such Revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the total cost associated with the Tenant Improvement Work that results from any Revision (including the cost of preparing the Revision). Without limitation, it shall be deemed

February 4, 2011

Matter ID: 2924

2

reasonable for Landlord to disapprove any proposed Revision that, in Landlord’s reasonable judgment, would fail to comply with Law or Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building.

2.8 Time Deadlines. Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to obtain any necessary permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.

3 CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (for purposes herein, the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3 2 Construction.

3.2.1 [Intentionally Omitted.]

3.2.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.2.3 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work. Notwithstanding the foregoing or any contrary provision of the Lease, if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such latent defect, or (b) at Tenant’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used herein. “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4 COMPLETION.

4.1 Ready for Occupancy. For purposes of Section 1.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work. Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2 Tenant Delay. If the substantial completion of the Tenant Improvement Work is delayed (for purposes herein, a “Tenant Delay”) as a result of (a) intentionally omitted; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Expansion Work Letter or the Lease; (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to perform its obligations under Section 2.7 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

5 MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed. Landlord’s obligations under this Expansion Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Expansion Work Letter shall not apply to any space other than the Premises.

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Matter ID: 2924

3

EXHIBIT C

NOTICE OF LEASE TERM DATES

            , 20

To:

Re:	First Amendment (the “Amendment”), dated , 2011, to a lease agreement dated July 1, 2009, between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), concerning Suite 410 on the fourth floor of the building located at 999 Baker Way, San Mateo, California (the “Expansion Space”).

Lease ID: Business Unit Number:

Dear                     :

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms that (a) the Expansion Effective Date is             , 20    , and (b) the Expiration Date is March 31, 2015.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) such notice within the time period set forth in Section 1.3 of the Amendment, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

Agreed and Accepted as of , 2011.

“Tenant”:

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

February 4, 2011

Matter ID: 2924

4

EXHIBIT D

POTENTIAL OFFERING SPACE

February 4, 2011

Matter ID: 2924

5

(E) BALCONY
OFFICE 271 S.F.
CONF. 20'-3"x10'-11"
CONF. 14'-11"x 10'-11"
CONF. 510 S.F.
OFFICE 12'-1"x 10'-5"
OPEN OFFICE
OFFICE 12'-1"x 10'-5"
RECEPTION
OFFICE 154 S.F.
OPEN OFFICE
OPEN OFFICE
SERVER 4'-7"x13'-9"
COFFEE 157 S.F.
OFFICE 12'-1"x 9'-6"
OFFICE 12'-1"x 9'-8"
OPEN OFFICE
OFFICE 12'-1"x 9'-8"
OFFICE 12'-1"x 9'-8"
OFFICE 12'-1"x 9'-8"
OPEN OFFICE
OFFICE 12'-1"x 9'-8"
OFFICE 115 S.F.
OPEN OFFICE
OFFICE 7'-7"x11'-8"
OFFICE 113 S.F.
OFFICE 10'-2"x 12'-1"
OFFICE 10'-2"x 12'-1"
OFFICE 10'-2"x 12'-1"
OFFICE 14'-8"x 12'-1"

12-7-10

SAN MATEO BAY CENTER III
999 BAKER WAY, SAN MATEO, CA
SUITE 500

Equity Office

Leasing Office
2655 Campus Drive Suite 100
San Mateo CA 94403
Tel 650 372 3500

ID/Architecture

6200 Koll Center Parkway Suite 110
Pleasanton California 94566
Tel 925 484 5245 Fax 925 484 5206